Exhibit 4(d)



                   ENTERGY ARKANSAS, INC.

                             TO

            DEUTSCHE BANK TRUST COMPANY AMERICAS

      (successor to Guaranty Trust Company of New York)

                             AND

                        STANLEY BURG

                (successor to Henry A. Theis)

                             AND

   (as to property, real or personal, situated or being in
                          Missouri)

                BNY TRUST COMPANY OF MISSOURI

              (successor to Marvin A. Mueller)

As Trustees under Entergy Arkansas, Inc.'s Mortgage and Deed of Trust,
                 Dated as of October 1, 1944

                 ___________________________

             FIFTY-EIGHTH SUPPLEMENTAL INDENTURE

              Providing among other things for
First Mortgage Bonds, 6% Series due November 1, 2032 (Sixty-
                        fifth Series)

                 __________________________

                Dated as of November 1, 2002

             FIFTY-EIGHTH SUPPLEMENTAL INDENTURE

     INDENTURE,  dated  as  of  November  1,  2002,  between
ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol Avenue, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a corporation of the State of New York, whose post office address is 60 Wall Street, Mail Stop JCY03-0604, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), and STANLEY BURG (successor to Henry A. Theis), and (as to property, real or personal, situated or being in Missouri) BNY TRUST COMPANY OF MISSOURI (successor to Marvin
A. Mueller), whose mailing address is 911 Washington Avenue,
St.   Louis,   Missouri  63101  (said  Stanley  Burg   being
hereinafter sometimes called the "Co-Trustee", and said BNY Trust Company of Missouri being hereinafter sometimes called the "Missouri Co-Trustee", and the Corporate Trustee, the Co-
Trustee   and  the  Missouri  Co-Trustee  being  hereinafter
together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944
(hereinafter   sometimes  called  the   "Mortgage"),   which
Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Fifty-eighth Supplemental Indenture") being supplemental thereto.

     WHEREAS,  the  Mortgage  was  appropriately  filed   or
recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

     WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

     WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed
Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and

     WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

     WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

       WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen's National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

     WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

     WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

     WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation                                    Dated as of

First Supplemental Indenture                   July 1, 1947
Second Supplemental Indenture                  August 1, 1948
Third Supplemental Indenture                   October 1, 1949
Fourth Supplemental Indenture                  June 1, 1950
Fifth Supplemental Indenture                   October 1, 1951
Sixth Supplemental Indenture                   September 1, 1952
Seventh Supplemental Indenture                 June 1, 1953
Eighth Supplemental Indenture                  August 1, 1954
Ninth Supplemental Indenture                   April 1, 1955
Tenth Supplemental Indenture                   December 1, 1959
Eleventh Supplemental Indenture                May 1, 1961
Twelfth Supplemental Indenture                 February 1, 1963
Thirteenth Supplemental Indenture              April 1, 1965
Fourteenth Supplemental Indenture              March 1, 1966
Fifteenth Supplemental Indenture               March 1, 1967
Sixteenth Supplemental Indenture               April 1, 1968
Seventeenth Supplemental Indenture             June 1, 1968
Eighteenth Supplemental Indenture              December 1, 1969
Nineteenth Supplemental Indenture              August 1, 1970
Twentieth Supplemental Indenture               March 1, 1971
Twenty-first Supplemental Indenture            August 1, 1971
Twenty-second Supplemental Indenture           April 1, 1972
Twenty-third Supplemental Indenture            December 1, 1972
Twenty-fourth Supplemental Indenture           June 1, 1973
Twenty-fifth Supplemental Indenture            December 1, 1973
Twenty-sixth Supplemental Indenture            June 1, 1974
Twenty-seventh Supplemental Indenture          November 1, 1974
Twenty-eighth Supplemental Indenture           July 1, 1975
Twenty-ninth Supplemental Indenture            December 1, 1977
Thirtieth Supplemental Indenture               July 1, 1978
Thirty-first Supplemental Indenture            February 1, 1979
Thirty-second Supplemental Indenture           December 1, 1980
Thirty-third Supplemental Indenture            January 1, 1981
Thirty-fourth Supplemental Indenture           August 1, 1981
Thirty-fifth Supplemental Indenture            February 1, 1982
Thirty-sixth Supplemental Indenture            December 1, 1982
Thirty-seventh Supplemental Indenture          February 1, 1983
Thirty-eighth Supplemental Indenture           December 1, 1984
Thirty-ninth Supplemental Indenture            December 1, 1985
Fortieth Supplemental Indenture                July 1, 1986
Forty-first Supplemental Indenture             July 1, 1989
Forty-second Supplemental Indenture            February 1, 1990
Forty-third Supplemental Indenture             October 1, 1990
Forty-fourth Supplemental Indenture            November 1, 1990
Forty-fifth Supplemental Indenture             January 1, 1991
Forty-sixth Supplemental Indenture             August 1, 1992
Forty-seventh Supplemental Indenture           November 1, 1992
Forty-eighth Supplemental Indenture            June 15, 1993
Forty-ninth Supplemental Indenture             August 1, 1993
Fiftieth Supplemental Indenture                October 1, 1993
Fifty-first Supplemental Indenture             October 1, 1993
Fifty-second Supplemental Indenture            June 15, 1994
Fifty-third Supplemental Indenture             March 1, 1996
Fifty-fourth Supplemental Indenture            March 1, 1997
Fifty-fifth Supplemental Indenture             March 1, 2000
Fifty-sixth Supplemental Indenture             July 1, 2001
Fifty-seventh Supplemental Indenture           March 1, 2002

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming, as applicable;
and

     WHEREAS, in addition to the property described  in  the
Mortgage,  as  heretofore  supplemented,  the  Company   has
acquired certain other property, rights and interests in property; and

     WHEREAS,   the  Company  has  heretofore   issued,   in
accordance   with  the  provisions  of  the   Mortgage,   as
supplemented, the following series of First Mortgage Bonds:

                Series                   Principal     Principal
                                           Amount        Amount
                                           Issued     Outstanding

3 1/8% Series due 1974                   $30,000,000  None
2 7/8% Series due 1977                    11,000,000  None
3 1/8% Series due 1978                     7,500,000  None
2 7/8% Series due 1979                     8,700,000  None
2 7/8% Series due 1980                     6,000,000  None
3 5/8% Series due 1981                     8,000,000  None
3 1/2% Series due 1982                    15,000,000  None
4 1/4% Series due 1983                    18,000,000  None
3 1/4% Series due 1984                     7,500,000  None
3 3/8% Series due 1985                    18,000,000  None
5 5/8% Series due 1989                    15,000,000  None
4 7/8% Series due 1991                    12,000,000  None
4 3/8% Series due 1993                    15,000,000  None
4 5/8% Series due 1995                    25,000,000  None
5 3/4% Series due 1996                    25,000,000  None
5 7/8% Series due 1997                    30,000,000  None
7 3/8% Series due 1998                    15,000,000  None
9 1/4% Series due 1999                    25,000,000  None
9 5/8% Series due 2000                    25,000,000  None
7 5/8% Series due 2001                    30,000,000  None
8 % Series due August 1, 2001             30,000,000  None
7 3/4% Series due 2002                    35,000,000  None
7 1/2% Series due December 1, 2002        15,000,000  None
8 % Series due 2003                       40,000,000  None
8 1/8% Series due December 1, 2003        40,000,000  None
10 1/2% Series due 2004                   40,000,000  None
9 1/4% Series due November 1, 1981        60,000,000  None
10 1/8% Series due July 1, 2005           40,000,000  None
9 1/8% Series due December 1, 2007        75,000,000  None
9 7/8% Series due July 1, 2008            75,000,000  None
10 1/4% Series due February 1, 2009       60,000,000  None
16 1/8% Series due December 1, 1986       70,000,000  None
4 1/2% Series due September 1, 1983        1,202,000  None
5 1/2% Series due January 1, 1988            598,310  None
5 5/8% Series due May 1, 1990              1,400,000  None
6 1/4% Series due December 1, 1996         3,560,000  None
9 3/4% Series due September 1, 2000        4,600,000  None
8 3/4% Series due March 1, 1998            9,800,000  None
17 3/8% Series due August 1, 1988         75,000,000  None
16 1/2% Series due February 1, 1991       80,000,000  None
13 3/8% Series due December 1, 2012       75,000,000  None
13 1/4% Series due February 1, 2013       25,000,000  None
14 1/8% Series due December 1, 2014      100,000,000  None
Pollution Control Series A               128,800,000  None
10 1/4% Series due July 1, 2016           50,000,000  None
9 3/4% Series due July 1, 2019            75,000,000  None
10% Series due February 1, 2020          150,000,000  None
10 3/8% Series due October 1, 2020       175,000,000  None
Solid Waste Disposal Series A             21,066,667  None
Solid Waste Disposal Series B             28,440,000  None
7 1/2% Series due August 1, 2007         100,000,000  100,000,000
7.90% Series due November 1, 2002         25,000,000  None
8.70% Series due November 1, 2022         25,000,000  None
Pollution Control Series B                46,875,000   46,875,000
6.65% Series due August 1, 2005          115,000,000  115,000,000
6 % Series due October 1, 2003           155,000,000  155,000,000
7 % Series due October 1, 2023           175,000,000  175,000,000
Pollution Control Series C                20,319,000   20,319,000
Pollution Control Series D                 9,586,400    9,586,400
8 3/4% Series due March 1, 2026           85,000,000  None
7% Series due March 1, 2002               85,000,000  None
7.72 % Series due March 1, 2003          100,000,000  100,000,000
6 1/8 % Series due July 1, 2005          100,000,000  100,000,000
6.70% Series due April 1, 2032           100,000,000  100,000,000


which bonds are also hereinafter sometimes called bonds of the First through Sixty-fourth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the
Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

     WHEREAS, the execution and delivery by the Company of this Fifty-eighth Supplemental Indenture, and the terms of the bonds of the Sixty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri) and Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-eighth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

     PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-eighth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2)
merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and
(8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Fifty-eighth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri), and unto Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Fifty-eighth Supplemental Indenture being supplemental to the Mortgage.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

                          ARTICLE I

                 SIXTY-FIFTH SERIES OF BONDS

     SECTION 1. There shall be a series of bonds designated "6% Series due November 1, 2032" (herein sometimes called the "Sixty-fifth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-fifth Series (which shall be initially issued in the aggregate principal amount of $100,000,000) shall mature on November 1, 2032, shall be issued as fully registered bonds in the denomination of Twenty-five Dollars and, at the option of the Company, in any multiple or multiples of Twenty-five Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall bear interest at the rate of 6% per annum, the first interest payment to be made on February 1, 2003, for the period from November 12, 2002 to February 1, 2003, with subsequent interest payments payable quarterly on February 1, May 1, August 1 and November 1 of each year (each an "Interest Payment Date"), shall be dated as in
Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

          Interest on the bonds of the Sixty-fifth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Sixty-fifth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and
effect,  and  in  the  same  amount,  as  if  made  on   the
corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.

     So long as all of the bonds of the Sixty-fifth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-fifth Series shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-fifth Series shall be paid to the Person in whose name such bonds of the Sixty-fifth Series are registered at the close of business on the record date for the corresponding Interest Payment Date.

   (I) Except as provided in paragraph (II) below, bonds of the Sixty-fifth Series shall not be redeemable at the option of the Company or otherwise prior to November 12, 2007. On or after November 12, 2007, bonds of the Sixty-fifth Series shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to 100% of the principal amount of the bonds of the Sixty-fifth Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

          (II) Bonds of the Sixty-fifth Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Corporate Trustee pursuant to the provisions of Section 37 or Section 64 of the Mortgage at a redemption price equal to 100% of the principal amount of the bonds of the Sixty-fifth Series to be redeemed plus accrued interest thereon to the redemption date.

    (III) The Company shall redeem bonds of the Sixty-fifth Series, in whole but not in part, prior to maturity, upon like notice, at a redemption price equal to 100% of the principal amount of the bonds of the Sixty-fifth Series, plus accrued and unpaid interest thereon to the redemption date, upon the occurrence of an event of default pursuant to the Insurance Agreement dated as of November 12, 2002 ("Insurance Agreement") between the Company and Ambac Assurance Corporation ("Ambac"), which event of default will be deemed to have occurred if, and only if, (i) the Company breached its obligations under Section 3.01 of the Insurance Agreement and such breach continued for more than 60 days after the receipt by the Company of written notice of such breach from Ambac, or (ii) the Company failed to pay the portion of the premium payable annually in respect of the period from and after November 12, 2007, as provided in
Section 1.02(b) of the Insurance Agreement and such failure continued for more than 60 days after the receipt by the Company of written notice of such failure by Ambac (each of (i) and (ii), individually, an "Insurance Event"). Subject to the notice to holders provisions provided in this clause
(III), the Company shall redeem bonds of the Sixty-fifth Series pursuant to the prior sentence as follows: (i) on November 12, 2007 if the Insurance Event specified in clause
(i) above occurs on or prior to September 13, 2007, or (ii) if the Insurance Event occurs on or after September 14, 2007, within 60 days of such occurrence of the Insurance Event, but in no event earlier than November 12, 2007.

     (IV) To the extent permitted by law and so long as Ambac is in compliance with its obligations under its Financial Guaranty Insurance Policy No. 20124BE ("Policy") and is not subject to any bankruptcy, insolvency or similar proceedings:

     (a) notwithstanding any other provision of the Mortgage, Ambac shall be entitled to control and direct the enforcement of all rights and remedies with respect to the bonds of the Sixty-fifth Series (including but not limited to any right to accelerate bonds of the Sixty-fifth Series and any right to vote for approval of any plan of reorganization or liquidation) upon the occurrence and continuation of a default under the Mortgage to the same extent as if it were the holder of the bonds of the Sixty-fifth Series; and

     (b) no consent of any holder of bonds of the Sixty-fifth Series to any amendment, supplement or change to, or other modification of, the Mortgage shall be effective without the prior written consent of Ambac.

    (V) At the option of the registered owner, any bonds of the Sixty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the Sixty-fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     Upon any exchange or transfer of bonds of the Sixty-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

     Upon the delivery of this Fifty-eighth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Sixty-fifth Series for the aggregate principal amount of $100,000,000.

                         ARTICLE II

                      DIVIDEND COVENANT

     SECTION 2. he Company covenants that, so long as any of the bonds of the Sixty-fifth Series are Outstanding, it will not declare any dividends on its Common Stock (other than
(a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to October 31, 2002 (other than any dividend declared by the Company on or before October 31, 2002) exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from retained earnings to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to October 31, 2002 to retained earnings, (b) $350,000,000 and
(c) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

     For the purposes of this Section 2 the aggregate amount credited subsequent to October 31, 2002 to retained earnings shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, but in such determination there shall not be considered charges to retained earnings applicable to the period prior to October 31, 2002, including, but not limited to, charges to retained earnings for write-offs or write-downs of book values of assets owned by the Company on October 31, 2002.

                         ARTICLE III

                  MISCELLANEOUS PROVISIONS

     SECTION 3. The holders of the bonds of the Sixty-fifth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-fifth Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 4. Subject to the amendments provided for in this Fifty-eighth Supplemental Indenture, the terms defined in the Mortgage and the First through Fifty-seventh Supplemental Indentures shall, for all purposes of this Fifty-eighth Supplemental Indenture, have the meanings specified in the Mortgage and the First through Fifty-seventh Supplemental Indentures.

     SECTION 5. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Fifty-seventh Supplemental Indentures set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Fifty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-eighth Supplemental Indenture.

     SECTION 6. Whenever in this Fifty-eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 7. Nothing in this Fifty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Fifty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

     SECTION 8. This Fifty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 9.     This Fifty-eighth Supplemental Indenture
shall  be   construed in accordance with and governed by the
laws of the State of New York.


     IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and STANLEY BURG has hereunto set his hand and affixed his seal, and BNY TRUST COMPANY OF MISSOURI has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Treasurers or one of its Assistant Vice Presidents for and in its behalf, as of the day and year first above written.

                              ENTERGY ARKANSAS, INC.


                              By:___________________________
                                 Steven C. McNeal
                                 Vice President and
                                 Treasurer


Attest:

__________________________
Christopher T. Screen
Assistant Secretary



Executed, sealed and delivered by
ENTERGY ARKANSAS, INC.
in the presence of:



____________________________



____________________________

                              DEUTSCHE BANK TRUST COMPANY
                              AMERICAS,
                              As Corporate Trustee


                              By:__________________________
                                   Irina Golovashchuk
                                   Associate

                              STANLEY BURG,
                              As Co-Trustee


                              __________________________[L.S.]


Attest:


__________________________
Dorothy Robinson
Vice President

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY
AMERICAS and STANLEY BURG
in the presence of:

                              BNY TRUST COMPANY OF MISSOURI,
                              As Co-Trustee as to property,
                              real or personal, situated or
                              being in Missouri


                              By:
                              ____________________________

                              Name:
                              ____________________________

                              Title:
                              ____________________________



Attest:



By:  ___________________________

Name:     ___________________________

Title:    ___________________________



Executed, sealed and delivered by
BNY TRUST COMPANY OF MISSOURI
in the presence of:

STATE OF LOUISIANA  )
                    )    SS.:
PARISH OF ORLEANS   )

     On  this ____ day of November, 2002, before me,  Sylvia
R. Bonin, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Steven C. McNeal and Christopher T. Screen, to me personally well known, who stated that they were the Vice President and Treasurer and Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     On the ___ day of November, 2002, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     On the ___ day of November, 2002, before me appeared Christopher T. Screen, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

                         _________________________
                         Notary Public
                         Parish of Orleans, State of Louisiana
                         My Commission is Issued For Life

STATE OF NEW JERSEY )
                    )    SS.:
COUNTY OF HUDSON    )

     On this 12th day of November, 2002, before me, David Rocco, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Irina Golovashchuk and Rodney Gaughan to me personally well known, who stated that they were Associates of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     On the 12th day of November, 2002, before me personally came Irina Golovashchuk, to me known, who, being by me duly sworn, did depose and say that she resides at 153 Winston Drive, Matawan, New Jersey 07747; that she is an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

     On the 12th day of November, 2002, before me appeared Dorothy Robinson, to me personally known, who, being by me duly sworn, did say that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

                         ______________________________
                         Notary Public, State of New Jersey
                         Qualified in Hudson County
                         Commission Expires _______________

STATE OF NEW JERSEY )
                    )    SS.:
COUNTY OF HUDSON    )

     On this 12th day of November, 2002, before me, David Rocco, the undersigned, personally appeared, STANLEY BURG, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

     On the 12th day of November, 2002, before me personally appeared STANLEY BURG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                         ______________________________
                         Notary Public, State of New Jersey
                         Qualified in Hudson County
                         Commission Expires _______________

STATE OF MISSOURI        )
                         )  SS.:
COUNTY OF __________     )

     On this ___ day of November, 2002, before me, __________________, a Notary Public duly commissioned, qualified and acting within and for said county and state, appeared __________ and _____________, to me personally known, who stated that they were _______ and __________, respectively, _________________ of BNY TRUST COMPANY OF MISSOURI, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Corporation; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.

     On the___ day of November, 2002, before me personally appeared _______________, to me personally known, who, being by me duly sworn, did depose and say that he resided at _________________________; that he is ________________ of
BNY TRUST COMPANY OF MISSOURI, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     On the ___ day of November, 2002, before me appeared _____________, to me personally known, who, being by me duly sworn, did say that he is ____________of BNY TRUST COMPANY OF MISSOURI, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.


                        Notary Public, State of Missouri
                        Qualified in ___________ County
                        Commission Expires ____________